UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of	1-31753 (Commission	35-2206895 (I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 12, 2008, the Company appointed Donald F. Cole to be the Company’s interim principal accounting officer while the Company conducts a search for a new permanent principal accounting officer. As previously announced, the Company’s current principal accounting officer, David Bjarnason, is resigning to pursue an opportunity in Seattle, Washington, effective the later of February 27, 2008 and the day the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 with the Securities and Exchange Commission, in each case after the filing of such Annual Report. Mr. Cole’s appointment will be effective on the later of March 1, 2008 and the day after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 with the Securities and Exchange Commission.

     Mr. Cole, 37, a certified public accountant, has been an employee of the Company since March 2001 and has served as the Company’s Chief Administrative Officer since January 2007 and a member of the Company’s Executive Committee since 2004. Mr. Cole served as the Company’s Chief Operations Officer from February 2005 until January 2007 and the Company’s Chief Information Officer from July 2003 until February 2005. He was promoted from loan officer to Control Systems Officer in 2002 and then to Director of Operations in January 2003. Mr. Cole earned both his undergraduate degree and his masters of business administration from the State University of New York at Buffalo and his juris doctor degree from the University of Virginia School of Law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2008	/s/ STEVEN A. MUSELES Steven A. Museles Executive Vice President, Chief Legal Officer and Secretary